Exhibit 28(e)6 under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

Exhibit A

to the

Distributor's Contract

FEDERATED HIGH YIELD TRUST

Institutional Shares

Service Shares

In consideration of the mutual covenants set forth in the Distributor's Contract dated August 1, 1989 between the Fund and FSC, Fund executes and delivers this Exhibit on behalf of the Shares set forth above.

Witness the due execution hereof this 1st day of June, 2013.

FEDERATED HIGH YIELD TRUST

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By: /s/ Thomas E. Territ

Name: Thomas E. Territ

Title: President